Registration No. 333-90319
Aa filed with the Securities and Exchange Commission on May 18, 2006

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
Post Effective Amendment No. 1 to Form S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________________

CAREADVANTAGE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	52-1849794
(State or other jurisdiction of	(I.R.S. Employer Identification
incorporation or organization)	Number)

485-C Route 1
South Iselin, New Jersey 08830
(732) 362-5000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

RESTATED AND AMENDED STOCK OPTION PLAN OF CAREADVANTAGE, INC.
(Full title of the plan)
___________________________

Dennis J. Mouras, Chief Executive Officer
CareAdvantage, Inc.
485-C Route One South
Iselin, New Jersey 08830
(732) 362-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
___________________________

Copies to:
Abba David Poliakoff, Esquire
Michele L. Bresnick, Esquire
Gordon, Feinblatt, Rothman,
Hoffberger & Hollander, LLC
233 E. Redwood Street
Baltimore, Maryland 21202
  (410) 576-4067
___________________________

CALCULATION OF REGISTRATION FEE
Title of Shares to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock, par value $.001 per share	7,607,239	$.015	$114,109	$12.21

(1)	Plus such additional number of Shares as may become issuable by operation of the anti-dilutional provisions of the plan.

(2)
Estimated solely for purposes of determining the registration fee. The proposed maximum aggregate offering price per Share has been computed pursuant to Rule 457(h) based upon the based upon the market price of the Shares on May 15, 2006.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of CareAdvantage, Inc. (the "Registrant") is being filed pursuant to General Instruction E of Form S-8 in connection with the registration of an additional 7,607,239 shares of the Registrant's common stock, $0.001 par value ("Common Stock"). The contents of the Registration Statement on Form S-8 (File No. 333-90319), filed by the Registrant with the Securities and Exchange Commission on November 4, 1999 under which 18,648,000 shares of Common Stock were registered for issuance, are incorporated by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those Items on Form S-8 containing new information not contained in the earlier registration statement are presented herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit
Number                 Description of Exhibits

5.1	Opinion of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC as to legality of Shares to be issued **

10.1	Restated and Amended Stock Option Plan of CareAdvantage, Inc. (incorporated by reference to Exhibit A to the Company's definitive Information Statement filed on June 7, 1999).

10.2	Amendment to Restated and Amended Stock Option Plan of CareAdvantage, Inc. (incorporated by reference to the Company's definitive Information Statement filed on December 29, 2000).

10.3
Form of Incentive Stock Option Agreement under Amended and Restated Stock Option Plan of CareAdvantage, Inc. (incorporated by reference to Exhibit A of the Company's definitive Information Statement filed on June 7, 1999).

10.4
Form of Non-Qualified Stock Option Agreement under Amended and Restated Stock Option Plan of CareAdvantage, Inc. (incorporated by reference to Exhibit A to the Company's definitive Information Statement filed on June 7, 1999).

23.1	Consent of Eisner, LLP **

23.2	Consent of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC (included in their opinion in Exhibit 5)**

24	Powers of Attorney (included on the signature page of the original filing of this Registration Statement).

__________________
** Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Iselin, State of New Jersey, on the 16th day of May, 2006.

CAREADVANTAGE, INC.

By: /s/ Dennis J. Mouras
Dennis J. Mouras,
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their capacities as indicated below on May 16, 2006.

/s/ Dennis J. Mouras
Dennis J. Mouras, Chief Executive Officer,
acting Principal Financial Officer and Director

/s/ David J. McDonnell
David J. McDonnell, Director

/s/ David G. Noone
David G. Noone, Director

Exhibit Index

Exhibit
Number        Description of Exhibits

5.1	Opinion of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC as to legality of Shares to be issued **

10.1	Restated and Amended Stock Option Plan of CareAdvantage, Inc. (incorporated by reference to Exhibit A to the Company's definitive Information Statement filed on June 7, 1999).

10.2	Amendment to Restated and Amended Stock Option Plan of CareAdvantage, Inc. (incorporated by reference to the Company's definitive Information Statement filed on December 29, 2000).

10.3
Form of Incentive Stock Option Agreement under Amended and Restated Stock Option Plan of CareAdvantage, Inc. (incorporated by reference to Exhibit A of the Company's definitive Information Statement filed on June 7, 1999).

10.4
Form of Non-Qualified Stock Option Agreement under Amended and Restated Stock Option Plan of CareAdvantage, Inc. (incorporated by reference to Exhibit A to the Company's definitive Information Statement filed on June 7, 1999).

23.1	Consent of Eisner, LLP **

23.2	Consent of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC (included in their opinion in Exhibit 5)**

24	Powers of Attorney (included on the signature page of the original filing of this Registration Statement).

__________________
** Filed herewith